Exhibit 99.1

Iridex Announces Preliminary Operational and Financial Results for Fourth Quarter and Full Year 2024

MOUNTAIN VIEW, Calif., January 14, 2025 – Iridex Corporation (Nasdaq: IRIX), a worldwide leader providing innovative and versatile laser-based medical systems and delivery devices for the treatment of glaucoma and retinal diseases, today announced preliminary unaudited operational and financial results for the fourth quarter and full year ended December 28, 2024.

Fourth Quarter 2024 Results

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The Company’s strategic review remains ongoing with multiple parties
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Total revenue is expected to be between $12.6 million and $12.7 million compared to $12.5 million in the prior year quarter
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Sold 12,700 Cyclo G6® probes compared to 12,700 in the prior year quarter
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Sold 47 Cyclo G6 Glaucoma Laser Systems, compared to 35 in the prior year quarter

Full Year 2024 Results

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Total revenue is expected to be between $48.6 million and $48.7 million compared to $51.9 million in 2023
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Sold 54,800 Cyclo G6® probes, compared to 55,200 in the prior year
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Sold 125 Cyclo G6® Glaucoma Laser Systems compared to 164 in the prior year

“We remained steadfast in our commitment to achieving positive EBITDA results in Q4 2024 laying the foundation for prioritizing profitability in 2025. Progress with our ongoing cost restructuring initiatives is enhancing our operational efficiency, improving margins, and positioning the company for greater financial strength,” said Patrick Mercer, Iridex's President and CEO. “We are incredibly proud of our sales team for achieving Q4 results that match the performance of the same quarter last year. This accomplishment is especially commendable in light of our recent headcount reduction, a strategic step in our commitment to driving Iridex toward profitability.”

Mr. Mercer added, We remain committed to our strategic review process intended to maximize shareholder value and continue to be in discussion with multiple parties regarding a single or multiple transactions.”

These preliminary results are based on management's initial analysis of operations for the quarter and year ended December 28, 2024, and are subject to the completion of the Company’s year-end financial reporting processes, further internal review, potential adjustments, and audit by the Company's external auditors.

About Iridex Corporation

Iridex Corporation is a worldwide leader in developing, manufacturing, and marketing innovative and versatile laser-based medical systems, delivery devices and consumable instrumentation for the ophthalmology market. The Company’s proprietary MicroPulse® technology delivers a differentiated treatment that provides safe, effective, and proven treatment for targeted sight-threatening eye conditions. Iridex’s current product line is used for the treatment of glaucoma and diabetic macular edema (DME) and other retinal diseases. Iridex products are sold in the United States through a direct sales force and internationally primarily through a network of independent distributors into more than 100 countries. For further information, visit the Iridex website at www.iridex.com.

MicroPulse® is a registered trademark of Iridex Corporation, Inc. in the United States, Europe and other jurisdictions. © 2024 Iridex Corporation. All rights reserved.

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, including those statements concerning financial and operating results. The Company can provide no assurance that it will complete any value-maximizing transactions on behalf of its stockholders. These statements are not guarantees of future performance and actual results may differ materially from those described in these forward-looking statements as a result of a number of factors. Please see a detailed description of these and other risks contained in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 12, 2024. Forward-looking statements contained in this announcement are made as of this date and will not be updated.

Media Contact

Joan Staufer

jstauffer@iridex.com

Investor Relations Contact

Philip Taylor

Gilmartin Group

investors@iridex.com